Exhibit 4(i)




                        Letter Amendment


                                                  January 24, 1996


Mr. Paul L. Meiring, Vice President
The Prudential Insurance Company of America
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Dear Paul:

     Sealright will restructure its operations beginning in the fourth quarter of 1995. The restructuring will negatively impact Sealright's fourth quarter 1995 earnings as well as 1996 earnings. As a result, Sealright is requesting that The Prudential Insurance Company of America temporarily amend paragraph 6F of the Note Agreement dated September 9, 1993 and paragraph 6F of the Master Shelf Agreement dated October 17, 1995 (collectively, the "Agreements"; capitalized terms used herein have the meanings specified in the Agreements unless otherwise defined herein) to read as follows:

6F.  Fixed Charges Coverage.

     "The Company covenants that it will not suffer or permit, as of the end of any fiscal quarter of the Company, Consolidated Net Income Available for Fixed Charges for its four (4) most recent consecutive fiscal quarters (taken as a whole) to be less than the percent shown for the corresponding period on the following table of the aggregate amount of Fixed Charges for such period of four (4) fiscal quarters (taken as a whole).

     Four Quarters Ended                     Minimum Ratio
     December 31, 1995                       190%
     March 31, 1996                          107%
     June 30, 1996                            55%
     September 30, 1996                       78%
     December 31, 1996                       154%
     March 31, 1997 and each quarter
         thereafter                          200%

  For each fiscal quarter of the Company ending on and after December 31, 1995 to and including December 31, 1996, there shall be excluded from Consolidated Net Income Available for Fixed Charges the restructuring charge which will be a segregated line item published in the Company's fourth quarter financial statements in an amount not to exceed $17.0 million


  On and after the effective date of this letter amendment, each reference n the Agreements to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreements, and each reverence in the Notes to "the Agreements", "thereunder", "thereof", or words of like import referring to the Agreements, shall mean the Agreements, as amended by this letter amendment. The Agreements, as amended by this letter amendment, are and shall continue to be in full force and effect and are hereby in all aspects ratified and confirmed. The execution, delivery, and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of
any provision of the Agreements.   This letter amendment may be executed in
any number of counterparts and by any combination of parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

  If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this letter amendment to my attention. This Letter amendment is effective upon execution.



The Prudential Insurance Company of America    Sealright Co., Inc.

/s/ Paul L. Meiring                            /s/ John T. Carper
Vice President                                 Senior Vice President
January 26, 1996                               January 24, 1996

                                          January 24, 1996




Mr. Hal Candland, Senior Investment Analyst
Metropolitan Life Insurance Company
Corporate Investments, Central Territory
One Lincoln Center, Suite 800
Oakbrook Terrace, Illinois 60181

Dear Mr. Candland:

  Sealright will restructure its operations beginning in the fourth quarter of 1995. The restructuring will negatively impact Sealright's fourth quarter 1995 earnings as well as 1996 earnings. As a result, Sealright is requesting that Metropolitan Life Insurance Company temporarily amend section 4.06 of the note agreement dated October 22, 1991 to read as follows:

4.06   Fixed Charges Coverage.

  "The Company covenants that it will not suffer or permit, as of the end of any fiscal quarter of the Company, Consolidated Net Income Available for Fixed Charges for its four (4) most recent consecutive fiscal quarters (taken as a whole) to be less than the percent shown for the corresponding period on the following table of the aggregate amount of Fixed Charges for such period of four (4) fiscal quarters (taken as a whole).

     Four Quarters Ended                     Minimum Ratio
     December 31, 1995                       190%
     March 31, 1996                          107%
     June 30, 1996                            55%
     September 30, 1996                       78%
     December 31, 1996                       154%

  For each fiscal quarter of the Company ending on and after December 31, 1995 to and including December 31, 1996, there shall be excluded from Consolidated Net Income Available for Fixed Charges the restructuring charge which will be a segregated line item published in the Company's fourth quarter financial statements in an amount not to exceed $17.0 million This temporary amendment to the credit agreement will terminate with the December 31, 1996 quarterly calculation. If the Fixed Charge Coverage ratio should fall below the amended minimum ratios, this amendment is null and void."

  The amendment to he credit agreement is effective upon the execution of this letter agreement.


Metropolitan Life Insurance Company            Sealright Co., Inc.

/s/ Robert B. Bodett                           /s/ John T. Carper
Assistant Vice President                       Senior Vice President
January 25, 1996                               January 24, 1996

holder of note 1. - $22,000,000

Metropolitan Insurance and Annuity Company

/s/ Gregory J. Yoder
Vice President
January 30, 1996

holder of note 4. - $3,000,000

                                               January 24, 1996



Mr. Marvin D.  Anderson, First Vice President
Investment/Securities Accounting
Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, Nebraska 68175

Dear Mr. Anderson:

  Sealright will restructure its operations beginning in the fourth quarter of 1995. The restructuring will negatively impact Sealright's fourth quarter 1995 earnings as well as 1996 earnings. As a result, Sealright is requesting that Metropolitan Life Insurance Company temporarily amend section 4.06 of the note agreement dated October 22, 1991 to read as follows:

4.06   Fixed Charges Coverage.

  "The Company covenants that it will not suffer or permit, as of the end of any fiscal quarter of the Company, Consolidated Net Income Available for Fixed Charges for its four (4) most recent consecutive fiscal quarters (taken as a whole) to be less than the percent shown for the corresponding period on the following table of the aggregate amount of Fixed Charges for such period of four (4) fiscal quarters (taken as a whole).

     Four Quarters Ended                     Minimum Ratio
     December 31, 1995                       190%
     March 31, 1996                          107%
     June 30, 1996                            55%
     September 30, 1996                       78%
     December 31, 1996                       154%

  For each fiscal quarter of the Company ending on and after December 31, 1995 to and including December 31, 1996, there shall be excluded from Consolidated Net Income Available for Fixed Charges the restructuring charge which will be a segregated line item published in the Company's fourth quarter financial statements in an amount not to exceed $17.0 million This temporary amendment to the credit agreement will terminate with the December 31, 1996 quarterly calculation. If the Fixed Charge Coverage ratio should fall below the amended minimum ratios, this amendment is null and void."

  The amendment to he credit agreement is effective upon the execution of this letter agreement.


Mutual of Omaha Insurance Company              Sealright Co., Inc.

/s/ Marvin D. Andersen                         /s/ John T. Carper
First  Vice President                         Senior Vice President
January 26, 1996                              January 24, 1996


United of Omaha Life Insurance Company


/s/ Marvin D. Andersen
First Vice President
January 26, 1996

                                               January 24, 1996




Mr. Jim Sangster
Divisional Executive Vice President
UMB Bank, N.A.
1010 Grand Boulevard
P.O. Box 419226
Kansas City, Missouri 64141-6226

Dear Jim:

  Sealright will restructure its operations beginning in the fourth quarter of 1995. The restructuring will negatively impact Sealright's fourth quarter 1995 earnings as well as 1996 earnings. As a result, Sealright is requesting that UMB Bank, N.A. temporarily amend section 5.9.5 of the credit agreement dated October 22, 1991 to read as follows:

5.9.5  Fixed Charges Coverage.

  "Sealright will not suffer or permit, as of the end of any fiscal quarter of Sealright, Consolidated Net Income Available for Fixed Charges for its four
(4) most recent consecutive fiscal quarters (taken as a whole) to be less than the percent shown for the corresponding period on the following table of the aggregate amount of Fixed Charges for such period of four (4) fiscal quarters (taken as a whole).

     Four Quarters Ended                     Minimum Ratio
     December 31, 1995                       190%
     March 31, 1996                          107%
     June 30, 1996                            55%
     September 30, 1996                       78%
     December 31, 1996                       154%


  Excluded from Consolidated Net Income Available for Fixed Charges for the duration of this amendment is the restructuring charge which will be a segregated line item published in the company's fourth quarter financial statements in an amount not to exceed $17.0 million. This temporary amendment to the credit agreement will terminate with the December 31, 1996 quarterly calculation. If the Fixed Charges Coverage ratio should fall below the amended minimum ratios, this amendment is null and void."

  The amendment to the credit agreement is effective upon the execution of this letter agreement.



UMB Bank, N.A.                            Sealright Co., Inc.


/s/ James A. Sangster                    /s/ John T. Carper
Divisional EVP                           Senior Vice President
January 26, 1996                         January 26, 1996